Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)

LUMOS PHARMA, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Security (3)(4)	Maximum Aggregate Offering Price (4)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	457(o)	—	$—	$—	$92.70 per $1,000,000	$—
Equity	Preferred Stock, par value $0.0001 per share	457(o)	—	$—	$—	$92.70 per $1,000,000	$—
Debt	Debt Securities	457(o)	—	$—	$—	$92.70 per $1,000,000	$—
Debt Convertible into Equity	Warrants	457(o)	—	$—	$—	$92.70 per $1,000,000	$—
Unallocated (Universal Shelf)	—	457(o)	—	$—	$100,000,000.00	$92.70 per $1,000,000	$9,270.00
Total Offering Amounts					$100,000,000.00		$9,270.00
Total Fees Previously Paid							$—
Total Fee Offsets(5)							$9,270.00
Net Fee Due							$—

Exhibit 107
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Lumos Pharma, Inc.	S-3	333-226366	July 26, 2018	N/A	$9,270.00	Unallocated (Universal Shelf)	N/A	N/A	$250,000,000.00	N/A
Fee Offset Sources	Lumos Pharma, Inc.	S-3	333-226366(5)	N/A	July 26, 2018	N/A	N/A	N/A	N/A	N/A	$11,189.11

(1)
The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, and (d) warrants to purchase common stock, preferred stock or debt securities of the registrant, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.
(3)
The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S‑3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(4)	Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $100,000,000.
(5)	Pursuant to Rule 457(p) of the Securities Act, the total amount of the registration fee due hereunder is being offset by $9,270.00, representing $9,270.00 of the $11,189.11 fee previously paid by the registrant attributable to $250,000,000 of unsold securities registered on Form S-3 (File No. 333-226366), initially filed by the registrant with the Securities and Exchange Commission on July 26, 2018. All offerings under such prior registration statement have been completed and no securities were sold thereunder. A total amount of $1,919.11 remains available for future setoff pursuant to Rule 457(p).